UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 13, 2010

SPARE BACKUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30787	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72757 Fred Waring Drive, Palm Desert, CA	92260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	760-779-0251

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On July 13, 2010, Spare Backup received final authorization from Sony Electronics, Inc. (“Sony”) whereby both parties entered into a one year services agreement (the “Agreement”) for Spare Backup to provide online data backup and cloud storage services to Sony’s customers.  Under the terms of the agreement Spare Backup will provide its proprietary online data backup and transfer services to be marketed by Sony to its customers, offering a free introductory, one year subscription service that can be upgraded after one year or for the purchase of larger storage plans with designated storage price points.  Spare Backup will receive revenue from Sony on all free introductory accounts.  Spare Backup and Sony will also share in all revenue derived from any additional purchases  on an undisclosed, mutually beneficial basis. The agreement is renewable for an additional six months at the sole discretion of Sony at the end of the one year term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARE BACKUP, INC.

Date: July 14, 2010	By:	/s/ Cery Perle Cery Perle, Chief Executive Officer and President